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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of  1934

      Date of Report (Date of earliest event reported): April 21, 2004

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)





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Item 5. Other Events

This information is being provided under Item 12 of Form 8-K.

The Company today issued the following press release:

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First National Lincoln Corporation Reports Record First Quarter Earnings Per
Share, Up 13.2% Over Prior Year

DAMARISCOTTA, ME., April 21 -- First National Lincoln Corporation (Nasdaq NM:
FNLC), today announced earnings per share of $0.77 on a fully diluted basis for the three months and for the quarter ended March 31, 2004, an increase of $0.09 or 13.2% over the $0.68 reported for the same periods in 2003. Net income for both the quarter and year to date was $1,924,000, an increase of $245,000 or 14.6% over the $1,679,000 posted in 2003. Both earnings per share and net income reported by the Company for 2004 set new first-quarter records.

Year-to-date changes on the balance sheet showed total assets at $578.2 million on March 31, 2004 -- an increase of 1.7% over December 31, 2003. Loans totaled $415.5 million, up 4.2% over December 31, 2003, while investments increased by 1.0% to $138.1 million. Deposits of $384.3 million were up 7.0% over year end. As of March 31, 2004, First National Lincoln Corporation had total equity of $49.4 million, an increase of 3.4% or $1.6 million over December 31, 2003.

"I am pleased to report that we are starting off 2004 with a very strong first quarter," commented the Company's President and Chief Executive Officer, Daniel
R. Daigneault. "While our results are slightly below those posted in the third and fourth quarters of 2003, net income of $1,924,000 significantly surpassed our previous first-quarter record by 14.6% which was set in 2003. This was primarily attributable to a 20.8% increase in net interest income and keeping the increase in operating expenses to a reasonable level -- it is also reflected in our excellent efficiency ratio, which was 49.3% for the first quarter of 2004.

"The continued record-low level of interest rates in 2004 remains an operating challenge for many other banks," President Daigneault continued, "Fortunately, we have managed our balance sheet so that we have a relatively low level of interest rate risk. As a result, we have not seen a decline in net interest income due to the current level of historically low interest rates.

"Loan growth was very strong in the first quarter," President Daigneault went on, "with total loans increasing $16.6 million or 4.2% over December 31, 2003. We experienced this growth in most loan categories, and at the same time our credit quality remained excellent with continued low levels of loan losses and delinquencies. While much of our residential mortgage production was placed into our portfolio -- $7.3 million -- we also increased total loans sold to the secondary market by $2.2 million to $90.1 million.

"We continue to be very pleased with the performance of our three newest offices in Knox county," President Daigneault observed. "In the six-plus years since we opened our first office in Rockport, we have continued to gain market share in both loans and deposits. A recent report produced by the Maine Credit Bureau indicates we were the number two mortgage originator in Knox County in 2003. And, when we put together data for both Knox and Lincoln Counties, it shows we were the number one originator of mortgages on a combined basis in 2003."

"In addition to our strong earnings, we continue to post excellent results in other areas," commented F. Stephen Ward, the Company's Treasurer & Chief Financial Officer. "Our return on average equity was 16.14% in the first quarter of 2004 compared to 15.77% for the first quarter of 2003, both of which are above the important 15.00% benchmark that is commonly viewed as defining a high-performance bank. To put this in even greater perspective, according to a recently BankIntelligence report, The First's return on average equity as of December 31, 2003 was in the 93rd percentile of all banks in the United States.

"Our dividend increased once again by $0.01 in the first quarter of 2004 to $0.31 per share per quarter. This results in an annualized dividend of $1.24 per share, which translates into an annual dividend yield of 2.6% based upon our March 31, 2004 closing price. The Company has now raised its dividend for 34 consecutive quarters, and given the favorable tax treatment of dividend income, we recognize that the level to which we share our profitability in the form of cash dividends is very important to our shareholders."

"The market price of First National Lincoln Corporation stock ended the quarter at $48.00 per share" President Daigneault concluded. "While this is a decline from the $49.90 closing price on December 31, 2003, it is still a $14.05 or 41.4% increase over the $33.95 closing price of a year ago on March 31, 2003. During the first quarter of 2004, our stock traded at a high of $50.50 per share, and we continue to maintain a very strong trailing-twelve-month price/earnings ratio of 15.6. Because of the consistent performance we have posted over many years, I continue to see First National Lincoln Corporation as an excellent investment opportunity."

First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory, private banking and trust services from offices in Damariscotta, Boothbay Harbor, and Portland, Maine.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact F. Stephen Ward, Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001














First National Lincoln Corporation
Consolidated Balance Sheets (Unaudited)
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                                         March 31,     March 31,  December 31,
In thousands of dollars                      2004          2003          2003
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Assets
Cash and due from banks                 $   9,236     $  10,146    $   17,087
Overnight Funds Sold                            0         3,800             0
Investments:
 Available for sale                        55,570        63,652        57,445
 Held to maturity (market values $84,455
    at 3/31/04, $66,771 at 3/31/03, and
    $80,820 at 12/31/03)                   82,499        65,015        79,244
Loans held for sale (fair value
     approximates cost)                       295         1,535           982
Loans                                     415,460       346,095       398,895
Less: allowance for loan losses             4,392         3,809         4,200
                                          -------       -------       -------
     Net loans                            411,068       342,286       394,695
                                          -------       -------       -------
Accrued interest receivable                 3,147         3,051         2,743
Bank premises and equipment                 8,948         7,657         9,007
Other real estate owned                        44            75            51
Other assets                                7,412         6,871         7,558
                                          -------       -------       -------
        Total Assets                    $ 578,219     $ 504,088    $  568,812
                                          =======       =======       =======

Liabilities & Stockholders' Equity
Demand deposits                         $  26,581     $  23,501    $   28,874
NOW deposits                               51,346        46,736        52,161
Money market deposits                      80,837        91,611        80,586
Savings deposits                           63,085        60,116        63,356
Certificates of deposit                    77,840        69,110        69,880
Certificates $100,000 and over             84,562        49,303        64,220
                                          -------       -------       -------
     Total deposits                       384,251       340,377       359,077
Borrowed funds                            139,515       115,151       157,822
Other liabilities                           5,101         4,608         4,195
                                          -------       -------       -------
     Total Liabilities                    528,867       460,136       521,094
                                          -------       -------       -------

Shareholders' Equity:
Common stock                                   25            25            25
Additional paid-in capital                  4,046         4,687         4,699
Retained earnings                          44,155        39,348        42,988
Net unrealized gains on available-for-
     sale securities                        2,805         2,339         2,497
Treasury stock                             (1,679)       (2,447)       (2,491)
                                          -------       -------       -------
    Total Stockholders' Equity             49,352        43,952        47,718
                                          -------       -------       -------
       Total Liabilities
       & Stockholders' Equity           $ 578,219     $ 504,088    $  568,812
                                          =======       =======       =======
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First National Lincoln Corporation
Consolidated Statements of Income (Unaudited)
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                                                     For the three months and
                                                      quarters ended March 31,
In thousands of dollars                                    2004          2003
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Interest Income:
     Interest and fees on loans                       $   5,553    $    5,265
     Interest on deposits with other banks                    3            43
     Interest and dividends on investments                1,565         1,560
                                                          -----         -----
     Total interest income                                7,121         6,868
                                                          -----         -----
Interest expense:
     Interest on deposits                                 1,260         1,704
     Interest on borrowed funds                             908         1,064
                                                          -----         -----
     Total interest expense                               2,168         2,768
                                                          -----         -----
Net interest income                                       4,953         4,100
Provision for loan losses                                   240           225
                                                          -----         -----
     Net interest income after provision for loan losses  4,713         3,875
                                                          -----         -----
Other operating income:
     Fiduciary income                                       214           189
     Service charges on deposit accounts                    271           267
     Mortgage origination and servicing income              165           292
     Other operating income                                 453           475
                                                          -----         -----
     Total other operating income                         1,103         1,223
                                                          -----         -----
Other operating expenses:
     Salaries and employee benefits                       1,664         1,412
     Occupancy expense                                      213           192
     Furniture and equipment expense                        366           358
     Other                                                  881           796
                                                          -----         -----
     Total other operating expenses                       3,124         2,758
                                                          -----         -----
Income before income taxes                                2,692         2,340
Applicable income taxes                                     768           661
                                                          -----         -----
NET INCOME                                            $   1,924    $    1,679
                                                          =====         =====
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First National Lincoln Corporation
Selected Financial Data (Unaudited)
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                                                     For the three months and
Dollars in thousands,                                 quarters ended March 31,
except for per share amounts                               2004          2003
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Summary of Operations
Operating Income                                      $   8,224    $    8,091
Operating Expense                                         5,532         5,751
Net Interest Income                                       4,953         4,100
Provision for Loan Losses                                   240           225
Net Income                                                1,924         1,679
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Per Common Share Data
Basic Earnings per Share                              $    0.79    $     0.69
Diluted Earnings per Share                                 0.77          0.68
Cash Dividends Declared                                    0.31          0.27
Book Value                                                20.22         18.16
Market Value                                              48.00         33.95
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Financial Ratios
Return on Average Equity (a)                              16.14%        15.77%
Return on Average Assets (a)                               1.36%         1.36%
Average Equity to Average Assets                           8.43%         8.59%
Net Interest Margin Tax-Equivalent (a)                     3.87%         3.66%
Dividend Payout Ratio                                     39.24%        39.13%
Allowance for Loan Losses/Total Loans                      1.06%         1.10%
Non-Performing Loans to Total Loans                        0.40%         0.34%
Non-Performing Assets to Total Assets                      0.30%         0.25%
Efficiency Ratio                                          49.26%        49.42%
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At Period End
Total Assets                                          $ 578,219    $  504,088
Total Loans                                             415,460       346,095
Total Investment Securities                             138,069       128,667
Total Deposits                                          384,251       340,377
Total Shareholders' Equity                               49,352        43,952
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(a) Annualized using a 365-day basis
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                                          -30-













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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL LINCOLN CORPORATION

By: /s/ F. Stephen Ward
    F. Stephen Ward
    Treasurer & Chief Financial Officer
    April 21, 2004